EXHIBIT 10.22

G. (Gord) Hundal

Senior Account Manager

Knowledge Based Industries

Tel; (604) 665-8688

Fax: (604) 665-6368

Email: gord.hundal@rbc.com

July 24, 2003

Private and Confidential

Spectrum Signal Processing Inc.
#200 - 2700 Production Way

Burnaby, B.C.

V5A 4X1

Attention: Mr. Brent Flichel

Dear Sirs:

Re:  Spectrum Signal Processing Inc. (the "Borrower") Credit Facilities with Royal Bank of Canada (the "Bank")

Further to our recent discussions on the subject, we are pleased to confirm the following amendments to your Credit Facility outlined in our letter to you of April 24, 2003 and amending letter of June 20, 2003.

SECURITY

Amended as follows;

(a)

General Security Agreement - Prior charge in favour of Citicorp Vendor Finance, Ltd permitted. Priority agreement from Arrow Electronics Canada Ltd. to be obtained.

Delete:

(a)

Guarantee and postponement of claim on the Bank’s form 812 in the amount of $5,000,000 signed by Spectrum Signal Processing (USA) Inc., supported by a general security agreement constituting a first ranking security interest in all personal property of Spectrum Signal Processing (USA) Inc.;

(b)

Guarantee and postponement of claim on the Bank’s form 812 in the amount of $5,000,000 signed by Spectrum Signal Processing (UK) Limited.

GENERAL COVENANTS

Add

(m)

The Borrower will provide a full Guarantee, supported by a first charge General Security Agreement, from any subsidiary whose percentage, measured in revenue or assets, of the consolidated company exceeds 10%.

Except as specifically amended above, all terms and conditions outlined in the Credit Agreement dated April 28, 2003 and amending letter of June 20, 2003, continue to apply, unamended.

Please provide your acceptance of this Amending Letter by signing and returning the attached copy to the Bank by August 22, 2003 after which date the within offer is null and void, unless extended in writing by the Bank.

Yours truly,

/S/ G.S. Hundal

Senior Account Manager

We acknowledge and accept the foregoing terms and conditions of this Amending Letter   July 25 , 2003.

SPECTRUM SIGNAL PROCESSING INC.

By: /S/ BRENT FLICHEL

Name: Brent Flichel
Title: Vice President of Finance and Chief Financial Officer

By: /S/ PASCAL SPOTHELFER

Name: Pascal Spothelfer
Title: President and Chief Executive Officer

I/We have authority to bind the corporation.

We acknowledge and confirm our agreement with the foregoing terms and conditions as of July 25 , 2003.

SPECTRUM SIGNAL PROCESSING (USA) INC.

By:

   /S/ PASCAL SPOTHELFER

Name: Pascal Spothelfer
Title: Director

By: /S/ SEAN HOWE

Name: Sean Howe

Title: Director

I/We have authority to bind the corporation.

We acknowledge and confirm our agreement with the foregoing terms and conditions as of July 25 , 2003.

SPECTRUM SIGNAL PROCESSING (UK) LIMITED

By: /S/ BRENT FLICHEL

Name: Brent Flichel

Title: Director

By: /S/ PASCAL SPOTHELFER

Name: Pascal Spothelfer

Title: Director

I/We have authority to bind the corporation.